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                                                                      Exhibit 11


                  MOTOR CARGO INDUSTRIES, INC. AND SUBSIDIARIES

                    PRO FORMA EARNINGS PER SHARE CALCULATION



                                                          Year ended December 31,
                                                 ------------------------------------------
                                                    1995            1996            1997
                                                 ----------      ----------      ----------
Pro forma earnings available to
    common shareholders                          $3,670,559      $3,596,891      $5,621,476
                                                 ==========      ==========      ==========

                  Basic EPS

Shares
    Common shares outstanding entire period       5,820,000       5,820,000       5,820,000

    Weighted-average common shares issued
       during period                                      -               -         118,602
                                                 ----------      ----------      ----------

    Weighted-average common shares
       outstanding during period-basic            5,820,000       5,820,000       5,938,602
                                                 ==========      ==========      ==========

Pro forma earnings per common share-basic        $     0.63      $     0.62      $     0.95
                                                 ==========      ==========      ==========


               Diluted EPS

Shares
    Weighted-average common shares
       outstanding during period - basic          5,820,000       5,820,000       5,938,602

    Dilutive effect of stock options                      -               -               -
                                                 ----------      ----------      ----------

    Weighted-average common shares
       outstanding during period - diluted        5,820,000       5,820,000       5,938,602
                                                 ==========      ==========      ==========

Pro forma earnings per common share -
    diluted                                      $     0.63      $     0.62      $     0.95
                                                 ==========      ==========      ==========